Exhibit 10.1
Form of
Terms and Conditions
Restricted Stock Unit Grant
     You have received an Award of Restricted Stock Units (the “Units”) under the Monsanto Company 2005 Long-Term Incentive Plan (the “Plan”). The Grant Date and the number of Units covered by this Award are set forth in the document you have received entitled “Restricted Stock Units Statement.” The Restricted Stock Units Statement and these terms and conditions collectively constitute the Award Certificate for the Units, and describe the provisions applicable to the Units.
     1.     Definitions. Each capitalized term not otherwise defined herein has the meaning set forth in the Plan or, if not defined in the Plan, in the attached Restricted Stock Units Statement. The “Company” means Monsanto Company, a Delaware corporation incorporated February 9, 2000.
     2.     Nature of Units. The Units represent the right to receive, in certain circumstances, a number of Shares determined in accordance with the Restricted Stock Units Statement and these terms and conditions. Until such time (if any) as Shares are delivered to you, you will not have any of the rights of a common stockholder of the Company with respect to those Shares, your rights with respect to the Units and those Shares will be those of a general creditor of the Company, and you may not sell, assign, transfer, pledge, hypothecate, give away, or otherwise dispose of the Units. Any attempt on your part to dispose of the Units will result in their being forfeited. However, you shall have the right to receive a Dividend Equivalent Payment with respect to the Units, subject to withholding pursuant to paragraph 7 below. A “Dividend Equivalent Payment” means a cash payment in an amount equal to the aggregate cash dividends that would have been paid to you if you had been the record owner, on each record date for a cash dividend during the period from the Grant Date through the Settlement Date (as defined below) for the Units, of a number of Shares equal to the number of Units that vest under this Award. Your Dividend Equivalent Payment, if any, will be paid to you on the date on which the Units are settled by delivery of Shares pursuant to paragraph 6 below (the “Settlement Date”). You shall not be entitled to receive any payments with respect to any non-cash dividends or other distributions that may be made with respect to the Shares.

     3.     Vesting Schedule. If the 162(m) Performance Goal (as defined below) is not met, then except as provided in paragraph 5 below, the Units shall be forfeited effective as of August 31, 2010. If the 162(m) Performance Goal is met, the Units shall vest on December 15, 2010, subject to paragraphs 4 and 5 below. The “162(m) Performance Goal” is that the Company’s Net Income, as defined in the next sentence, must exceed zero for the period September 1, 2007 through August 31, 2010. “Net Income” means gross profit (i) minus (A) sales, general and administrative expenses, (B) research and development expense, (C) amortization, (D) net interest expense, and (E) income taxes and (ii) plus or minus other income and expense; all as reported in the Company’s financial statements; but excluding positive or negative effects of (I) restructuring charges and reversals, (II) the outcome of lawsuits, (III) research and development write-offs on acquisitions, (IV) impact of liabilities, expenses or settlements related to Solutia, Inc. or agreements associated with a Solutia, Inc. plan of reorganization, (V) unbudgeted business sales and divestitures; and (VI) the cumulative effects of changes in accounting methodology made after August 31, 2007. As soon as practicable after August 31, 2010, the Committee shall determine and shall certify, whether the 162(m) Performance Goal has been met.
     4.     Effect of Termination of Service. Except as otherwise provided in paragraph 5: (a) if the 162(m) Performance Goal is met, but you have incurred a Termination of Service before December 15, 2010, as a result of a Termination without Cause or your Disability or death, then the Units shall become vested as to a percentage equal to (x) the number of completed months included in the period from the Grant Date through the date of your Termination of Service, divided by (y) 39, and the balance of the Units shall immediately be forfeited; and (b) if you experience a Termination of Service before December 15, 2010, for any other reason, all Units shall immediately be forfeited (to the extent not previously forfeited), regardless of whether the 162(m) Performance Goal is met.
     5.     Change of Control. Notwithstanding any other provision of this Award Certificate, if a Change of Control occurs: (a) if you have not previously experienced a Termination of Service, the Units shall vest in full upon the Change of Control, regardless of whether the 162(m) Performance Goal has been met; and (b) if you have previously experienced a Termination of Service, the Units shall vest upon the Change of Control to the extent provided in Section 4 but without regard to whether the 162(m) Performance Goal has been met.
     6.     Delivery of Shares. As promptly as practicable after the vesting of any Units, and in any event not later than December 31, 2010, the Company shall deliver to you a number of Shares equal to the number of Units that have so vested, together with any Dividend Equivalent Payment, in each case subject to withholding as provided in paragraph 7 below.

     7.     Withholding. Notwithstanding any other provision of this Award Certificate, your right to receive a Dividend Equivalent Payment and to receive Shares in settlement of any Units is subject to withholding of all taxes that are required to be paid or withheld in connection with the payment of any Dividend Equivalent Payment or the delivery of those Shares. With respect to the delivery of Shares, you must make arrangements satisfactory to the Company for the payment of any such taxes. While the Company reserves the right to modify the methods of tax withholding that it deems acceptable, as of the time that this Award Certificate is being delivered to you, such tax withholding may be satisfied by (i) cash or check, (ii) delivery of previously owned Shares, or (iii) withholding by the Company of Shares that would otherwise be delivered to you in settlement of such Units. No more than the minimum required withholding will be permitted under clauses (ii) and/or (iii) of the preceding sentence.
     8.     No Right to Continued Employment or Service. This Award Certificate shall not limit or restrict the right of the Company or any Affiliate to terminate your employment or service at any time or for any reason.
     9.     Effect of Award Certificate; Severability. This Award Certificate shall be binding upon and shall inure to the benefit of any successor of the Company. The invalidity or enforceability of any provision of this Award Certificate shall not affect the validity or enforceability of any other provision of this Award Certificate.
     10.   Amendment. The terms and conditions of this Award Certificate may not be amended in any manner adverse to you without your consent.
     11.   Plan Interpretation. This Award Certificate is subject to the provisions of the Plan, and all of the provisions of the Plan are hereby incorporated into this Award Certificate as provisions of the Units. If there is a conflict between the provisions of this Award Certificate and the Plan, the provisions of the Plan govern. If there is any ambiguity in this Award Certificate, any term that is not defined in this Award Certificate, or any matters as to which this Award Certificate is silent, the Plan shall govern, including, without limitation, the provisions of the Plan addressing construction and governing law, as well as the powers of the Committee, among others, to (a) interpret the Plan, (b) prescribe, amend and rescind rules and regulations relating to the Plan, (c) make appropriate adjustments to the Units in the event of a corporate transaction, and (d) make all other determinations necessary or advisable for the administration of the Plan.
     12.   Recoupment Policy. This Award is an “incentive award” covered by the terms of the Monsanto Company Recoupment Policy (the “Recoupment Policy”), as the Recoupment Policy may be amended from time to time, if you are a “Specified Executive Officer” (within the meaning of said Recoupment Policy) at the relevant time or times.

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